UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  November 12, 2012

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road, Calabasas Hills, California  91301

(Address of principal executive offices) (Zip Code)

(818) 871-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, The Cheesecake Factory Incorporated (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael E. Jannini, our President.  The initial term of the Employment Agreement was two years commencing on February 16, 2010, with automatic one-year extensions on each anniversary date (beginning on the second anniversary date) unless either of the parties gives notice not to extend at least 90 days prior to the expiration date.  The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on February 17, 2010, and the description of the Employment Agreement contained in such filing is incorporated herein by reference.

On November 12, 2012, the Company gave written notice to Mr. Jannini that the Employment Agreement will not be automatically renewed and will expire when the current term expires on February 15, 2013.  The notice provided to Mr. Jannini is a notice of non-renewal of the Employment Agreement only and does not terminate Mr. Jannini’s employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2012	THE CHEESECAKE FACTORY INCORPORATED

	By	/s/ Debby R. Zurzolo
Debby R. Zurzolo, Executive Vice President, General Counsel and Secretary